UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2007
GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota		55426
(Mail: P.O. Box 1113)		(Mail: 55440)

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (763) 764-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement
Officers' Certificate and Authentication Order
Opinion

Item 8.01       Other Events.
On August 24, 2007, General Mills, Inc. (the “Company”) agreed to sell $700,000,000 aggregate principal amount of its 5.650% Notes due 2012 (the “Notes”) pursuant to an Underwriting Agreement, dated August 24, 2007 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Notes will be issued pursuant to that certain Indenture, dated as of February 1, 1996 (the “Indenture”), between the Company and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as Trustee, and the Officers’ Certificate and Authentication Order, dated August 29, 2007 (the “Officers’ Certificate”), pursuant to Sections 201, 301 and 303 of the Indenture. The offer and sale of the Notes have been registered under the Securities Act of 1933, as amended, by Registration Statements on Form S-3 (Nos. 333-116779 and 333-75808). The sale of the Notes is expected to close on August 29, 2007.
The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Officers’ Certificate and the opinion of Siri S. Marshall with respect to the validity of the Notes.
Item 9.01       Financial Statements and Exhibits.
      (d) Exhibits.
1.1	Underwriting Agreement, dated August 24, 2007, among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Officers’ Certificate and Authentication Order, dated August 29, 2007, for the 5.650% Notes due 2012 (which includes the form of Note) issued pursuant to the Indenture.

5.1	Opinion of Siri S. Marshall, Esq.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 29, 2007

GENERAL MILLS, INC.
By:	/s/ Donal L. Mulligan
	Name:	Donal L. Mulligan
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated August 24, 2007, among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Officers’ Certificate and Authentication Order, dated August 29, 2007, for the 5.650% Notes due 2012 (which includes the form of Note) issued pursuant to the Indenture.

5.1	Opinion of Siri S. Marshall, Esq.